Exhibit 10.40

Confidential Document	Execution version

AMENDMENT 1 TO

AMENDED AND RESTATED PREFERRED PARTNERSHIP AGREEMENT

THIS AMENDMENT 1 TO THE AMENDED AND RESTATED PREFERRED PARTNERSHIP AGREEMENT (this “Amendment”), dated as of 10 February 2012 (“Amendment Effective Date”), is executed and entered into by and between BrightSource Energy, Inc., a Delaware corporation (“BSE”), for itself and on behalf of BrightSource Industries (Israel) Ltd. (“BSII”) (BSE and BSII may be referred to herein as “BrightSource”), and ALSTOM Power Inc. (“Alstom”), a Delaware corporation. BrightSource and Alstom are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

A. BSE and Alstom have signed on 27th December 2010 the Amended and Restated Preferred Partnership Agreement (the “PPA”).

B. The Parties have been contemplating to develop a product in the market of plants combining a solar field with a gas turbine combined cycle plant or a gas turbine open cycle plant (hereinafter referred to as “Integrated Solar Combined Cycle” or “ISCC”).

C. The Parties wish to amend the PPA in order to set forth their agreement relating to the Integrated Solar Combined Cycle products and more particularly to those where steam production is based on the power tower solution.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations and warranties herein contained, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Except as defined herein all capitalized terms and expressions shall have the same meaning defined in the Agreement.

ISCC Project Opportunities: shall refer to a proposed project involving the ISCC Tower Product, together with any Other Alstom-Based ISCC Project that is pursued jointly under Section 2.2 of this Amendment and any Other ISCC Project that is pursued jointly under Section 2.3 of this Amendment.

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ISCC Tower Contract(s): shall refer to contracts signed between BSE and Alstom and/or between any of their Affiliates covering ISCC Project Opportunities.

ISCC Tower Product(s): shall refer to power tower concentrating solar thermal plant based on sub-critical direct steam generation to be integrated by Alstom with KAxx combined cycle turn-key plants with the GT24, GT26 and GT13* ranges of Alstom gas turbines.

Other Alstom-Based ISCC Project: shall refer to any project other than a project using the ISCC Tower Product based on sub-critical steam generation with open cycle or combined cycle gas turbine(s) manufactured by Alstom.

Other ISCC Project: shall refer to any proposed solar power tower based on sub-critical steam generation with open cycle or combined cycle gas turbines not manufactured by Alstom and excluding any aero-derivative gas turbine applications.

PESA: shall refer to the Amended and Restated Preferred Equipment Supply Agreement signed by BrightSource Energy Inc and Alstom Power Inc on 27 December 2010.

ARTICLE 2

COOPERATION AND EXCLUSIVITY

2.1 Cooperation on ISCC Project Opportunities:

The Parties agree to treat ISCC Project Opportunities as “Project Opportunities” under the provisions of the PPA in all respects including but not limited to screening by the Project Coordination Committee of the ISCC Project Opportunities, going through the Go/No Go and Bid/No Bid gate reviews as defined in the PPA and the other provisions of Articles 3 and 4 of the PPA (it being understood and agreed that the limitation of Project Opportunities to Base Countries shall not apply to ISCC Project Opportunities).

If the Parties decide to “Go” or to “Bid” on an ISCC Project Opportunity, BSE and Alstom agree that they will cooperate to develop the ISCC Project Opportunity on an exclusive basis. No Party shall directly or indirectly, alone or together with a third party, prepare, submit or participate to a bid for an ISCC Project Opportunity or develop or participate to the development of an ISCC Project Opportunity, until the Parties have reached signature of the ISCC Tower Contract after the decision to “Go” or “Bid” has been made.

2.2 Other Alstom-Based ISCC Projects: If one Party has an opportunity to pursue any Other Alstom-Based ISCC Project, such Party must present the opportunity by written notice to the other Party, who shall have a right of first refusal to participate. The other Party shall decide whether to participate within 15 days after it receives the written notice If the other Party chooses to participate, such Other Alstom-Based ISCC Project shall be deemed to be an ISCC Project

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Opportunity under this Amendment. If, however, the other Party does not choose to participate, it will not be entitled to pursue the project whether alone or with a third party and the Party who presented the opportunity shall have the right to pursue it individually or with another party.

Notwithstanding the provisions of the preceding paragraph, the Parties agree that if a Party decides not to pursue such Other Alstom-based ISCC Project, it shall be free to pursue the project using another technology, which is not based on tower technology.

2.3 Other ISCC Projects: Each Party shall promptly and reasonably inform the other informed of opportunities that may involve Other ISCC Projects If one Party has an opportunity to pursue any Other ISCC Project, such Party must present the opportunity by written notice to the other Party, who shall have a right of first refusal to participate. The other Party shall decide whether to participate within 15 days after it receives the written notice. If the other Party chooses to participate, such Other ISCC Project shall be deemed to be an ISCC Project Opportunity under this Amendment. If, however, the other Party does not choose to participate, it will not be entitled to pursue the project whether alone or with a third party and the Party who presented the opportunity shall have the right to pursue the project individually or with another party.

Notwithstanding the provisions of the preceding paragraph, the Parties agree that if a Party decides not to pursue such Other ISCC Project, it shall be free to pursue the project using another technology, which is not based on tower technology.

2.4 Exceptions to the Joint Pursuit of ISCC Project Opportunities: In case it becomes evident from the requirements of a specific ISCC Project Opportunity that one of the Parties or the technology of one of the Parties will not be accepted or permitted for such ISCC Project Opportunity, the Parties shall discuss options to mitigate or resolve the issue. If the issue cannot be resolved in such a manner that it will allow the Parties to submit a Proposal with reasonable chances of success, either in a consortium or contractor / subcontractor relationship, the other Party shall be free to pursue such ISCC Project Opportunity according to the No Go decision process of 3.2.4 of the PPA.

ARTICLE 3

TERRITORY

3.1 Territory: The Parties agree that they will pursue ISCC Project Opportunities worldwide in accordance with this Amendment; however, the Parties acknowledge that they will initially focus on the US and the Middle East North African markets.

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ARTICLE 4

PARTIES RESPECTIVE SCOPE OF WORK

4.1 Scope of Alstom:

For ISCC Tower Product(s) and other Alstom-Based ISCC Projects, Alstom shall design (including the thermodynamic boundary conditions for the solar receiver-steam generator (“SRSG”)), manufacture and supply the SRSG and shall provide the KAxx combined cycle plant (ISCC Tower Products) or the steam add on (Other ALSTOM-Based ISCC Projects), and the full integration of the Solar Field into the plant.

For any Other ISCC Projects, Alstom at a minimum will design (including the thermodynamic boundary conditions for the SRSG), manufacture and supply the SRSG. The integration of the Solar Field into the plant and the supply of other equipment will be decided on a case-by-case basis.

ALSTOM will lead the business development of ISCC Tower Products.

4.2 Scope of BSE: BSE shall provide marketing support and business development support during the development of the ISCC Project Opportunities at Alstom’s reasonable request. However, BSE is also free to independently market and engage in business development of ISCC Project Opportunities.

For ISCC Tower Product(s) and other Alstom-Based ISCC Projects, BSE shall develop, size and supply the Solar Field matching the project specific thermodynamic boundary conditions of the SRSG specified by Alstom.

For Other ISCC Projects, BSE shall develop, size and supply the Solar Field. The integration of the Solar Field into the plant and the supply of other equipment will be decided on a case-by-case basis.

4.3 Resources and Costs: Each Party shall allocate sufficient resources to perform its scope of work and shall bear its costs of performing its obligations under this Amendment. Each Party shall keep the other Party reasonably informed of its marketing and business development efforts with respect to the ISCC Project Opportunities.

4.4 O&M responsibilities: Allocation of responsibilities for the Operation and Maintenance of the plant shall be decided during the period of preparation of a bid.

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ARTICLE 5

ROADMAP AND TERM OF THE AMENDMENT

5.1 Roadmap: The Parties commit to develop within 60 days after the Amendment Effective Date a roadmap which describes the different and successive steps for the development and marketing of the ISCC Tower Product.

5.2 Failure to develop a Product: If after 24 months from the Amendment Effective Date, no customer has awarded a contract for an ISCC Tower Product or the Parties have not issued any bid on any other ISCC Project Opportunity, then the Parties shall stop the development of the ISCC Tower Product, and this Amendment shall terminate automatically unless otherwise extended by the Parties.

5.3 Expiry: The provisions of this Amendment shall expire unless terminated earlier in accordance with the PPA or in accordance with sub-clause 5.2 above upon the date that is three years after the Amendment Effective Date unless extended in accordance with the next sentence. This Amendment shall be extended by up to five successive one-year terms unless at least 30 days prior to the end of the then current term, either Party delivers notice to the other Party that it does not wish to extend the Amendment for another one year term. Notwithstanding the expiry of the termination of this Amendment, the provisions of the PPA shall remain valid in accordance with the PPA.

For the avoidance of doubt, expiry of this Amendment according to the above paragraph shall not affect the PPA, which shall remain in full force and effect.

ARTICLE 6

PROJECT STRUCTURE

6.1 Tendering responsibilities: Each Party shall be responsible for the tendering (technical and commercial) relating to its respective scope in the application of any ISCC Project Opportunities.

6.2 Contract structure: Alstom and BSE will decide on a project-by-project basis which between consortium agreement and subcontract agreement is the most suitable contract structure. Such decision shall be taken no later than the bid decision. If the Parties decide to bid in consortium it is hereby agreed that Alstom or any of its designated Affiliate will act as the leader of the

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consortium unless otherwise agreed on a case-by-case basis. The Parties will rely on the same principles set out in Exhibit E of the PPA.

If Alstom and BSE decide not to bid in consortium, it is hereby agreed that Alstom shall act as the main contractor towards the EPC Contractor unless otherwise agreed on a case-by-case basis.

ARTICLE 7

INTELLECTUAL PROPERTY RIGHTS

7.1 SRSG development: The Parties agree that all Intellectual Property Rights on the SRSG shall be owned in accordance with the principles set out in the terms of the SRSG Letter of Agreement between the Parties and Exhibit I of the Preferred Equipment Supply Agreement (PESA).

It is furthermore expressly agreed that rights shall be granted on the SRSG by a Party to the other in accordance with the SRSG Letter of Agreement between the Parties only to the extent that the Parties decide to bid together on an ISCC Project Opportunity.

7.2 Other Intellectual Property rights: For the avoidance of doubt any other Intellectual Property rights, obligations and restrictions, including provisions regarding escrow of information, shall be treated in accordance with the terms of the PPA.

ARTICLE 8

MISCELLANEOUS

7.1 Effect of amendment: The PPA remains in full force and effect, as amended hereby.

7.2 Counterparts: This Amendment may be executed in counterparts, and each counterpart shall constitute one and the same instrument and may be delivered by electronic means.

[Signature page follows.]

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AGREEMENT EXECUTION

IN WITNESS WHEREOF, BrightSource Energy, Inc. and ALSTOM Power Inc. have caused this Agreement to be executed as of the date first written above by their duly authorized representatives as follows:

BrightSource Energy, Inc:		ALSTOM Power Inc.:

By:	/s/ John Woolard	By: /s/ Timothy F. Curran
Name:	John Woolard	Name: Timothy F. Curran
Title:	CEO & President	Title: President

BrightSource Industries (Israel) Ltd. acknowledges that it has reviewed this Agreement and agrees with its provisions, and that it shall cooperate (through BSE or otherwise) with BSE in all respects in order to allow BSE to comply with its obligations under this Agreement.

BrightSource Industries (Israel) Ltd.:

By:	/s/ Israel Kroizer
Name:	Israel Kroizer
Title:	President

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